April 18, 2011

Vatsala Sharma

22338 La Quilla Drive

Los Angeles, CA 91311

Re:	Eos Petro, Inc. Loan

Dear Vatsala Sharma:

Reference is made to the Secured Promissory Note dated February 15, 2012, as subsequently amended (the “Loan”) by and between Eos Petro, Inc. (“Eos”) and Vatsala Sharma (“Lender,” collectively referred to with Eos as the “Parties”).

You are hereby requested in this letter (this “Letter Agreement”) to indicate your agreement to, and acknowledgement of, the following:

1.	The Parties hereby agree that the maturity date of the Loan is extended to August 31, 2013.

2.	The Parties hereby acknowledge that the following is a complete and accurate summary of the amount loaned to Eos under the Loan, the interest accruing thereon, the maturity date of the Loan, as amended by this Letter Agreement, and any consideration given or promised to be given to Lender under the Loan through the date first written above:

On February 15 and 16, 2012, Eos executed a series of agreements with Lender in order to secure a $400,000 bridge loan. This amount was subsequently increased to $600,000 (the “Loan”). This Loan bears interest at 18% per year, and the Loan’s maturity date is August 31, 2013. The Loan is personally guaranteed by Mr. Konstant, Eos’ CEO, and some of his personal assets. It is also secured by a first priority security interest in Eos’ Works Property and any of Eos’ newly-acquired assets. As additional consideration for the Loan, Lender received 400,000 restricted shares of Eos’ common stock. These shares of common stock were subsequently converted into an equal number of restricted shares of Series B preferred stock of Cellteck, Inc., Eos’ parent company, on October 12, 2012 pursuant to the terms of a merger agreement between Cellteck, Inc. and Eos. If the Loan is not repaid by the maturity date, Cellteck, Inc. will issue to Lender 275,000 restricted shares of its common stock.

[Remainder of this page intentionally left blank. Signature page follows.]

Please acknowledge your agreement to, and acceptance of, the foregoing by signing this Letter Agreement below. Please return a signed copy to the undersigned, it being agreed that this Letter Agreement may be executed in counterparts and signatures received by electronic transmission shall have the same effect as original signatures.

Sincerely,

NIKOLAS KONSTANT, signing in his individual capacity and as the CEO of Eos Petro, Inc., a Delaware corporation

/s/ Nikolas Konstant

ACKNOWLEDGED AND AGREED TO ON APRIL 24, 2013 BY:

VATSALA SHARMA

By:	/s/ Vatsala Sharma
Name:	Vatsala Sharma
Title:	Owner

Page 2